TAYLOR MORRISON HOME CORPORATION (TMHC) 4900 N. SCOTTSDALE ROAD, SUITE 2000 SCOTTSDALE, AZ 85251

Exhibit 99.1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on [    ], the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

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VOTE BY MAIL

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E87658-P31439	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TAYLOR MORRISON HOME CORPORATION (TMHC)

The Board of Directors recommends you vote FOR proposals 1 and 2:		For	Against	Abstain

1.	Approve the issuance of shares of common stock of Taylor Morrison Home Corporation (TMHC) (“Taylor Morrison”) to William Lyon Homes stockholders in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of November 5, 2019, by and among Taylor Morrison, Tower Merger Sub, Inc. and William Lyon Homes (the “share issuance proposal”).	☐	☐	☐

2.	Approve the adjournment of the Taylor Morrison Special Meeting to another time or place, if necessary or appropriate, as determined by Taylor Morrison, to solicit additional proxies if there are insufficient votes at the time of the Taylor Morrison Special Meeting or any adjournments thereof to approve the share issuance proposal (the “adjournment proposal”).	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournments or postponements of the Special Meeting.

This proxy is solicited by the Board of Directors of Taylor Morrison and when properly executed will be voted as specified herein and, unless otherwise directed, will be voted FOR the share issuance proposal and FOR the adjournment proposal. The Board of Directors recommends voting FOR each item.

Receipt of Notice of Special Meeting of Stockholders and accompanying Proxy Statements is hereby acknowledged.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign.
If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E87659-P31439

TAYLOR MORRISON HOME CORPORATION (TMHC)

Special Meeting of Stockholders

[    ] [    ] Local Time at [    ]

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) C. David Cone, Darrell C. Sherman and Benjamin A. Aronovitch, or any of them, as proxies, each with the power to appoint his substitute, with the powers the undersigned would possess if personally present, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TAYLOR MORRISON HOME CORPORATION (TMHC) that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [            ] on [            ], at the [            ], and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is signed, but no such direction is made, this proxy will be voted “FOR” proposals 1 and 2, and in the discretion of the proxy holders on any other matter(s) that may properly come before the Special Meeting to be held on [            ] or any adjournments or postponements thereof.

Continued and to be signed on reverse side